UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014 (April 30, 2014)

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2014, Limoneira Company (the “Company”) conducted an initial closing on the sale of the Company’s 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 (the “Series B-2 Preferred Stock”) in a private offering (the “Offering”) to WPI-ACP Holdings, LLC (“WPI”), an entity affiliated with Water Asset Management, LLC (“WAM”) on March 21, 2014. On April 30, 2014, the Company conducted the second and final closing of the Offering. The Company received approximately $7,000,000 from the sale of 7,000 shares of Series B-2 Preferred Stock in the second closing of the Offering. The aggregate issuance in connection with the Offering was 9,300 shares of Series B-2 Preferred Stock for an aggregate purchase price of $9,300,000, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). WPI is an accredited investor with the meaning of Rule 501 of Regulation D under the Securities Act. The sale of the shares was made pursuant to a Series B-2 Stock Purchase Agreement (the “Stock Purchase Agreement”), dated March 21, 2014, by and between the Company and WPI.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K filed with the Commission on March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2014	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards
Harold S. Edwards President and Chief Executive Officer